BUSINESS LICENSE OF ENTERPRISE LEGAL PERSON

Registration number: 4100001008403

Date of Establishment: May 20, 2005


Name of Enterprise: Henan Zhongpin Food Co., Ltd.

Legal Address: south of the middle part of Changxing Road, Changge City, Henan Province, China

Legal Representative: Zhu Xian Fu

Registered Capital: RMB (Y)16 million [US $1.93 million at the exchange rate of
                    US $1 = RMB (Y)8.27]

Type of Enterprise: limited liability company [not the same as an LLC in U.S.
                    law]

Scope of Business:  processing of meat and meat products; shall not engage in what is prohibited by statutes or regulations; shall not engage in projects required by statues or regulations to be approved before the approval is obtained; the enterprise shall have its discretion to choose to carry out business activities on projects not prohibited or required to be approved under statutes or regulations. Duration of
                    Operation: May 20, 2005 - May 20, 2025


Registration Authority: Administration Bureau for Industry and Commerce of Henan Province [certified with the official stamp of the same bureau]

[Date this copy was first issued:] May 26, 2005